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                                                                    EXHIBIT 99.1

                                                        Contact: Brian K. Miller
                                                        Vice President - Finance
                                                        Tyler Technologies, Inc.
                                                                  (972) 713-3720
                                                   bmiller@tylertechnologies.com

                                                           FOR IMMEDIATE RELEASE


                TYLER TECHNOLOGIES ANNOUNCES FINAL RESULTS OF ITS
                     MODIFIED "DUTCH AUCTION" TENDER OFFER


DALLAS, TEXAS, MAY 16, 2003 -- Tyler Technologies, Inc. (NYSE: TYL) announced today the final results of its modified "Dutch Auction" tender offer, which expired at 12:00 Midnight, New York City time, on May 12, 2003.

Consistent with the preliminary results announced on May 13, 2003, Tyler will purchase 5,107,000 shares of its common stock at a purchase price of $4.00 per share, or a total cost of $20,428,000. Based on the final count by EquiServe Trust Company, N.A., the Depositary for the tender offer, 5,993,360 shares of common stock were properly tendered and not withdrawn at prices at or below $4.00 per share (including shares tendered by holders that indicated in their Letter of Transmittal that such holders were willing to accept the price determined in the tender offer).

The final results represent a proration factor equal to approximately 85%. In accordance with the terms of the tender offer, proration for each stockholder that properly tendered (and did not withdraw) shares will be the product of the number of shares tendered by such stockholder multiplied by the proration factor, subject to "odd lot" priority and conditional tenders. Payment for shares validly tendered and accepted for purchase, and the return of all other shares tendered but not accepted for payment, will be made promptly by EquiServe Trust Company, N.A.

Including the shares that Tyler will purchase in the tender offer, Tyler will have repurchased 7,482,200 shares of its common stock since August 16, 2002. As a result of the completion of the tender offer, Tyler expects to have approximately 40,267,000 shares of common stock outstanding. Subject to applicable law, Tyler may, in the future, purchase additional shares of its common stock, although Tyler and its affiliates are prohibited from repurchasing shares until at least ten business days after May 12, 2003. The Tyler Board has currently authorized the repurchase of up to an additional 1,017,800 shares of Tyler's common stock.

Any questions with regard to the tender offer may be directed to Georgeson Shareholder Communications, Inc., the Information Agent, at (800) 654-1865.

Based in Dallas, Tyler Technologies is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to make local governments more accessible to the public, more responsive to needs of citizens, and more efficient. Tyler's client base includes nearly 6,000 local government offices in 49 states, Canada and Puerto Rico. More information about Tyler Technologies can be found on the World Wide Web at www.tylertechnologies.com.


                                     -more-



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Tyler Technologies Announces Final Results
Of Its Modified "Dutch Auction" Tender Offer
May 15, 2003
Page 2



Tyler Technologies, Inc. has included in this press release "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations. Tyler Technologies expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any change in its expectations. These expectations and the related statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, changes in competition, changes in general economic conditions, changes in the budgets and regulatory environments of the Company's customers, risks associated with the development of new products and the enhancement of existing products, the ability to attract and retain qualified personnel, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.